2001-HE2                                   Payment Date       11/26/2001
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Servicing Certificate                                 Group 1A                Group 1B                Group 2
---------------------
Beginning Pool Balance                           224,658,663.87          254,029,780.07         554,498,172.49
Beginning PFA                                              0.00                    0.00                   0.00
Ending Pool Balance                              221,984,625.51          249,837,900.06         541,297,112.77
Ending PFA Balance                                            -                       -                      -
Principal Collections                              8,757,109.89           12,042,811.38          13,201,059.72
Principal Draws                                    6,083,071.53            5,854,597.60                      -
Net Principal Collections                                     -                       -          13,201,059.72
Active Loan Count                                         9,063                   5,955                 14,306

Interest Collections                               1,337,852.10            1,493,751.61           3,988,869.27

Weighted Average Net Loan Rate                         6.61389%                6.44350%               8.25786%
Substitution Adjustment Amount                             0.00                    0.00                   0.00

                     Beginning        Ending                                                       Interest    Security
Term Notes            Balance         Balance           Factor      Principal           Interest   Shortfalls      %    Coupon
----------            -------         -------           ------      ---------          ---------    ----------      -    ------
Class I - A - 1        224,356,000.00  224,356,000.00   1.0000000             0.00    526,488.75        0.00     21.07%    2.640%
Class I - A - 2        255,444,000.00  255,444,000.00   1.0000000             0.00    601,712.53        0.00     23.99%    2.650%
Class II - A - 1        85,324,970.72   74,802,062.38   0.6800187    10,522,908.34    192,644.82        0.00      7.02%    2.540%
Class II - A - 2        94,000,000.00   94,000,000.00   1.0000000             0.00    408,900.00        0.00      8.83%    5.220%
Class II - A - 3        36,000,000.00   36,000,000.00   1.0000000             0.00    170,100.00        0.00      3.38%    5.670%
Class II - A - 4       125,500,000.00  125,500,000.00   1.0000000             0.00    666,195.83        0.00     11.79%    6.370%
Class II - A - 5        49,265,000.00   49,265,000.00   1.0000000             0.00    281,549.48        0.00      4.63%    6.858%
Class II - A - 6        38,862,475.82   35,441,086.61   0.7540657     3,421,389.21     87,742.83        0.00      3.33%    2.540%
Class II - A - 7       123,235,000.00  123,235,000.00   1.0000000             0.00    637,741.13        0.00     11.57%    6.210%
Certificates             -               -                -                  -        743,237.83         -          -          -

Loan Group 1A
Beginning Overcollateralization Amount                               2,073,469.06      Credit Enhancement Draw Amount    0.00
Overcollateralization Amount Increase (Decrease)                       791,022.40      Unreimbursed Prior Draws          0.00
Outstanding Overcollateralization Amount                             2,864,491.46
Target Overcollateralization Amount                                  2,243,560.00


Loan Group 1B
Beginning Overcollateralization Amount                               2,105,762.60      Credit Enhancement Draw Amount    0.00
Overcollateralization Amount Increase (Decrease)                       868,037.10      Unreimbursed Prior Draws          0.00
Outstanding Overcollateralization Amount                             2,973,799.70
Target Overcollateralization Amount                                  2,554,440.00


Loan Group 2
Beginning Overcollateralization Amount                               2,310,725.95      Credit Enhancement Draw Amount    0.00
Overcollateralization Amount Increase (Decrease)                       743,237.83      Unreimbursed Prior Draws          0.00
Outstanding Overcollateralization Amount                             3,053,963.78
Target Overcollateralization Amount                                  8,775,000.00


Liquidation Loss Amounts                                  Loan Group 1A           Loan Group 1B                  Loan Group 2
------------------------

Beginning Loss Amount                                                        0.00                    0.00             0.00
Current Month Loss Amount                                                    0.00                    0.00             0.00
Current Month Recoveries                                                     0.00                    0.00             0.00
Net Ending Loss Amount                                                       0.00                    0.00             0.00


Loan Group 1A
Group                                                                     Balance        of Loans         of Balance
-----                                                                     -------        --------         ----------
Delinquent Loans (30 Days)                                             773,053.66           28              0.35%
Delinquent Loans (60 Days)                                             112,828.19            6              0.02%
Delinquent Loans (90 Days)                                              78,000.00            2              0.02%
Delinquent Loans (120 Days)                                              3,500.00            1              0.00%
Delinquent Loans (150 Days)                                            164,000.00            1              0.03%
Delinquent Loans (180 Days)                                                     -            0              0.00%
REO                                                                             -            0              0.00%
FC                                                                              -            0              0.00%
BK                                                                      62,448.57            0              0.01%

Loan Group 1B
Group                                                                     Balance        of Loans         of Balance
-----                                                                     -------        --------         ----------
Delinquent Loans (30 Days)                                             588,325.88           15              0.24%
Delinquent Loans (60 Days)                                             438,866.31            5              0.09%
Delinquent Loans (90 Days)                                             169,537.97            5              0.04%
Delinquent Loans (120 Days)                                             35,968.13            2              0.01%
Delinquent Loans (150 Days)                                                     -            0              0.00%
Delinquent Loans (180 Days)                                                     -            0              0.00%
REO                                                                             -            0              0.00%
FC                                                                              -            0              0.00%
BK                                                                              -            0              0.00%

Loan Group 2
Group                                                                     Balance        of Loans         of Balance
-----                                                                     -------        --------         ----------
Delinquent Loans (30 Days)                                             953,022.61           31              0.18%
Delinquent Loans (60 Days)                                             160,513.31            5              0.03%
Delinquent Loans (90 Days)                                              21,003.18            2              0.00%
Delinquent Loans (120 Days)                                             20,000.00            1              0.00%
Delinquent Loans (150 Days)                                                     -            0              0.00%
Delinquent Loans (180 Days)                                                     -            0              0.00%
REO                                                                             -            0              0.00%
FC                                                                      20,000.00            1              0.00%
BK                                                                     291,805.29            7              0.05%

Groups                                                          Capitalized Interest    Capitalized Interest  Capitalized Interest
                                                                Account LG1A            Account LG1B             Account LG2
------                                                    ---------------------------    --------------------   -------------------
Beginning Balance                                                       0.00                 0.00                      0.00
Withdraw relating to Collection Period                                  0.00                 0.00                      0.00
Interest Earned (Zero, Paid to Funding Account)                         0.00                 0.00                      0.00
Total Ending Capitalized Interest Account Balance as of Payment Date       -                    -                      0.00
Interest earned for Collection Period                                   0.00                 0.00                      0.00
Interest withdrawn related to prior Collection Period                 289.23               329.38                  1,588.33


Prefunding Account                                              Loan Group 1A           Loan Group 1B         Loan Group 2
------------------
Beginning Balance                                                     0.00                    0.00                    0.00
Additional Purchases During Revoliving Period                         0.00                    0.00                    0.00
Excess Of Draws over Principal Collections                            0.00                    0.00                    0.00
Total Ending Balance as Of Payment Date                               0.00                    0.00                    0.00
Interest earned for Collection Period                                 0.00                    0.00                    0.00
Interest Withdrawn related to prior Collection Period               179.26                   26.97                   49.08

Funding Account                                                 Loan Group 1A           Loan Group 1B           Loan Group 2
---------------
Beginning Funding Account Balance                               1,770,805.19            3,519,982.53                   0.00
Deposit to Funding Account                                      3,465,060.76            7,056,250.88                   0.00
Payment for Additional Purchases                                        0.00            1,996,333.77                   0.00
Ending Funding Account Balance as of Payment Date               5,235,865.95            8,579,899.64                   0.00
Interest earned for Collection Period                               3,029.47                2,606.77                   0.00
Interest withdrawn related to prior Collection Period               2,319.33                3,296.97                   0.00


Cuurent Month Repurchases Units                                                 0                       0                 0
Cuurent Month Repurchases ($)                                                   -                       0                 -

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